Exhibit 10.14

(Translated from German)

European Advanced Superconductors GmbH & Co. KG

and

European High Temperature Superconductors GmbH & Co. KG

Bonus stipulation for 2006 to 2008 for the Managing Director Dr. Burkhard Prause

With effect from 1 October 2010 the bonus for Dr. Prause shall be newly stipulated as follows (sec. 3 para 2 of the Managing Director Agreement):

1.                                       As before, Dr. Prause shall receive a bonus amounting to 0.05% of the turnover of EAS KG and EHTS KG being achieved during the respective business year and being determined from the annual financial statement being created pursuant to the HGB and if necessary being confirmed by the auditors of the companies. Possibly turnovers being accrued between the mentioned companies shall not be considered for the bonus calculation.

2.                                       Dr. Prause shall receive a bonus amounting to 0.75% from the earned gross proceeds (revenues +/- change in inventory of products – material costs), also calculated from the mentioned annual financial statements.

3.                                       Both variable bonus elements shall become due after determination of the HGB annual statement by the general meeting of shareholders. During the calendar year a partial payment can be effected in the third quarter amounting to half of the prospective annual bonus. Should the actual bonus be lower than the effected partial payment the difference shall either be refunded or settled.

4.                                       A further single bonus amounting to EUR 10,000.00 (EUR ten thousand) shall be paid for the fourth quarter of the year 2006 irrespective of the figures and formulas being mentioned above. (A single bonus of EUR 10,000.00 has already been paid in the third quarter 2006).

5.                                       Firstly, this bonus stipulation shall be valid for the business years starting on 1 October 2006 until 31 December 2008. It respectively extends for a further business year unless it is revoked by the shareholder before expiration of the business year.

Rheinstetten, 1. October 2006

/s/ Jörg Laukien
Jörg Laukien
Authorised representative of the shareholder Bruker BioSpin GmbH